Exhibit 1.1

Execution Version

10,000,000 Shares

INTEGRAL AD SCIENCE HOLDING CORP.

COMMON STOCK (PAR VALUE $0.001 PER SHARE)

UNDERWRITING AGREEMENT

May 9, 2023

May 9, 2023

Morgan Stanley & Co. LLC

Jefferies LLC

c/o	Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o	Jefferies LLC

520 Madison Avenue

New York, NY 10022

Ladies and Gentlemen:

The shareholders named in Schedule I hereto (the “Selling Shareholders”) of Integral Ad Science Holding Corp., a Delaware corporation (the “Company”), severally propose to sell to the several Underwriters named in Schedule II hereto (the “Underwriters”), for whom Morgan Stanley & Co. LLC and Jefferies LLC are acting as representatives (the “Representatives”), an aggregate of 10,000,000 shares (the “Firm Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), each Selling Shareholder selling the amount set forth opposite such Selling Shareholder’s name in Schedule I hereto.

The Selling Shareholders also severally propose to sell to the several Underwriters not more than an aggregate of an additional 1,500,000 shares of Common Stock (the “Additional Shares”), if and to the extent that you, as Representatives, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-271763), including the Basic Prospectus (as defined below), relating to the Common Stock (the “Shelf Securities”), including the Shares. The registration statement, which became effective immediately upon filing, as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”; and the related prospectus covering the Shelf Securities dated May 9, 2023 in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic

Prospectus, as supplemented by the free writing prospectus and the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchases pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus.

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the documents and pricing information set forth opposite the caption “Time of Sale Prospectus” in Schedule III, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.

1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) The Registration Statement became effective upon filing; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A under the Securities Act are pending before or, to the knowledge of the Company, threatened by the Commission. The Registration Statement is an automatic shelf registration statement as defined in Rule 405 under the Securities Act and the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement and the Company has not received notice that the Commission objects to the Company’s use of the Registration Statement as an automatic shelf registration statement.

(b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement did not contain, and each such part, as amended or supplemented, if applicable, will not, as of the Closing Date (as defined in Section 5) or the Option Closing Date (as defined in Section 3), as applicable, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain, as of the Closing Date or the Option Closing Date, as applicable, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(c) The Company is not an “ineligible issuer” as defined in Rule 405 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies, or will comply, in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto forming part of the Time of Sale Prospectus, and electronic road shows, if any, each furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the Representatives’ prior consent, prepare, use or refer to, any free writing prospectus.

(d) The Company has been duly incorporated, is validly existing as a corporation, as applicable, in good standing under the laws of the jurisdiction of its incorporation, has the corporate or other business entity power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(e) Each “significant subsidiary” (as such term is defined in Rule 1-02(w) of Regulation S-X) of the Company (the “Significant Subsidiaries”) has been duly incorporated, organized or formed, is validly existing as a corporation or other business entity in good standing under the laws of the jurisdiction of its incorporation, organization or formation (to the extent the concept of good standing or any functional equivalent is applicable in such jurisdiction), has the corporate or other business entity power and authority to own or lease its property and to conduct its business as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction (to the extent the concept of good standing or any functional equivalent is applicable in such jurisdiction) in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock or other equity interests of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims that would not be, singly or in the aggregate, material to the Company and its subsidiaries, taken as a whole.

(f) This Agreement has been duly authorized, executed and delivered by the Company.

(g) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(h) The shares of Common Stock (including the Shares to be sold by the Selling Shareholders) outstanding prior to the Closing Date have been duly authorized and are validly issued, fully paid and non-assessable.

(i) [Reserved.]

(j) The execution and delivery by the Company of, and the performance by the Company of its obligations under this Agreement will not contravene any provision of (i) applicable law, (ii) the certificate of incorporation or by-laws of the Company, (iii) any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, except that in the case of clauses (i), (iii), and (iv) above, where such contravention would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, and no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the applicable securities or Blue Sky laws of the various states or the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the offer and sale of the Shares.

(k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its respective subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(l) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus and proceedings that would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by each of this Agreement, the Registration Statement, the Time of Sale Prospectus and the Prospectus or (ii) that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(m) Each preliminary prospectus, if any, filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424(b) under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(n) The Company is not an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o) The Company and each of its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(p) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(q) There are no contracts, agreements or understandings between either of the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, except those contracts, agreements and understandings described in the Time of Sale Prospectus and the Prospectus, all of which have been validly waived in connection with the issuance and sale of the Shares contemplated hereby, if applicable.

(r) (i) None of the Company or any of its subsidiaries or affiliates, or any director or officer thereof or, to the Company’s knowledge, any other employee, agent or representative of the Company or of any of its subsidiaries or affiliates, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) in order to influence official action, or to any person in violation of any applicable anti-corruption laws; and (ii) the Company and each of its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein.

(s) The operations of the Company and each of its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act of 1970, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and each of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(t) (i) None of the Company, any of its subsidiaries, or any director, or officer thereof, or, to the Company’s knowledge, any other employee, agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(A) the subject or target of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject or target of Sanctions (including, without limitation, the so-called Donstsk People’s Republic, the so-called Luhansk People’s Republic, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria).

(ii) [Reserved.]

(iii) The Company and each of its subsidiaries have not knowingly engaged in and are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject or target of Sanctions.

(u) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any class of outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, taken as a whole.

(v) The Company and its subsidiaries do not own any real property. The Company and each of its subsidiaries have good and marketable title to all personal property owned by them (other than with respect to Intellectual Property Rights) which is material to the business of the Company and its subsidiaries, except to the extent that the failure to have good and marketable title to any personal property would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole; and any real property and buildings held under lease, or sublease, by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by Company and its subsidiaries.

(w) Except as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or as would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole, (i) the Company and its subsidiaries own or have a valid and enforceable license to use, or otherwise have the right to exploit, all patents, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, domain names, social media identifiers and accounts, software and all other worldwide intellectual property and similar proprietary rights (including all registrations and applications for registration of, all rights to claim priority under (including under the Paris Convention) and all goodwill associated with, any of the foregoing) (collectively, “Intellectual Property Rights”) used or held for use in, or reasonably necessary for, the conduct of their respective businesses as now conducted by them, and as proposed to be conducted in the Registration Statement, the Time of Sale Prospectus or the Prospectus; (ii) the Company and its subsidiaries solely and exclusively own all Intellectual Property Rights owned or purported to be owned by any of them and hold all of their respective rights under all Intellectual Property Rights owned by, or licensed to, any of them free and clear of all liens, encumbrances and defects, (iii) all Intellectual Property Rights owned by any of the Company or any of its subsidiaries and, to the knowledge of the Company, the Intellectual Property Rights licensed to any of the Company or any of its subsidiaries, are valid, subsisting and enforceable, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity, scope or enforceability of, or any rights of any of the Company or any of its subsidiaries in, any such Intellectual Property Rights; (iv) none of the Company or any of its subsidiaries has received any notice, or is party to any action, suit, proceeding or claim, alleging any infringement, misappropriation or other violation of any Intellectual Property Rights and to the knowledge of the Company, no such action, suit, proceeding or claim is threatened; (v) to the knowledge of the Company, no third party is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated in any material respect, any Intellectual Property Rights owned by or exclusively licensed to any of the Company or any of its subsidiaries, and there is no pending, or to the knowledge of the Company, threatened action, suit, proceeding or claim based on the foregoing; (vi) none of the Company or any of its subsidiaries as now conducted and as proposed to be conducted in the Registration Statement, the Time of Sale Prospectus or the Prospectus infringe, misappropriate or otherwise violate, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights of any third party in any material respect; (vii) all Persons (including employees or contractors) engaged in the development of any Intellectual Property Rights on behalf of any of the Company or any of its subsidiaries have executed an invention assignment agreement whereby such employees or contractors presently assign all of their right, title and interest in and to such Intellectual Property Rights to the Company or its applicable subsidiary, and to the knowledge of the Company, no such agreement has been breached or violated; and (viii) the Company and its subsidiaries use, and have used, commercially reasonable efforts in accordance with customary industry practice to maintain and protect all Intellectual Property Rights owned by them, including maintenance and protection of all information intended to be maintained as a trade secret.

(x) (i) The Company and its subsidiaries use and have used any and all software and other materials distributed under a “free,” “open source,” or similar licensing model (including but not limited to the MIT License, Apache License, GNU General Public License, GNU Lesser General Public License and GNU Affero General Public License) (“Open Source Software”) in compliance with all license terms applicable to such Open Source Software, except where the failure to do so would not reasonably be expected to have a material adverse effect; and (ii) neither the Company nor any of its subsidiaries uses or distributes or has used or distributed any Open Source Software in any manner that requires or has required (A) the Company or any of its subsidiaries to permit reverse engineering of any software code or other technology owned by the Company or any of its subsidiaries or (B) any software code or other technology owned by the Company or any of its subsidiaries to be (1) disclosed or distributed in source code form, (2) licensed for the purpose of making derivative works or (3) redistributed at no charge, except, in the case of (1) and (2) above, for the Open Source Software itself. Neither the Company nor any of its subsidiaries have placed any material source code owned by the Company or any of its subsidiaries in escrow or entered into any agreements with third parties providing for the contingent release of any such source code to any third party.

(y) Except as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, (i) the Company and each of its subsidiaries have complied, and are presently in compliance, in all material respects with all applicable internal and external privacy policies, contractual obligations, industry standards, applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal, disclosure or other processing by any of the Company or any of its subsidiaries of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations”, and such data and information, “Personal Data”); (ii) none of the Company or any of its subsidiaries have received any notification of or complaint regarding, and are unaware of any other facts that, individually or in the aggregate, would reasonably indicate, non-compliance in any material respect with any Data Security Obligation; and (iii) there is no action, suit, proceeding or claim by or before any court or governmental agency, authority or body pending, or to the knowledge of the Company threatened, alleging non-compliance with any Data Security Obligation.

(z) Except as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus or as would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole, (i) the Company’s and each of its subsidiaries’ respective information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, technology, data and databases (including Personal Data and the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by or on behalf of any of the Company or any of its subsidiaries) used in connection with the operation of any of their businesses (“IT Systems and Data”) are adequate for, and operate and perform as reasonably required in connection with, the operation of such businesses as they are currently conducted, free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; (ii) the Company and its subsidiaries have taken all commercially reasonable technical and organizational measures necessary to protect the IT Systems and Data, and without limiting the foregoing, the Company and its subsidiaries have used commercially reasonable efforts in accordance with customary industry practice to establish and maintain, and have established, maintained, implemented and complied with, reasonable information technology, information security, cyber security and data protection controls, policies and procedures, including oversight, access controls, encryption, technological and physical safeguards and business continuity/disaster recovery and security plans, consistent with industry standards and practices, that are designed to protect against and prevent breach, destruction, loss, unauthorized distribution, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any of the IT Systems and Data (“Breach”) and (iii) there has been no Breach, and the Company and its subsidiaries have not been notified of and have no knowledge of any event or condition that would reasonably be expected to result in, any Breach.

(aa) No material labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(bb) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither of the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither of the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

The Company and each of its subsidiaries possess all certificates, authorizations, licenses, consents, approvals, permits and other regulatory authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus, except to the extent that the failure to possess such certificates, authorizations, licenses, consents, approvals, permits and other regulatory authorizations would not be material to the Company and its subsidiaries, taken as a whole, and neither of the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(cc) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Time of Sale Prospectus or the Prospectus has been made or reaffirmed by the Company without a reasonable basis or has been disclosed other than in good faith. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(dd) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is sponsored, maintained, administered or contributed to by the Company or any of their respective subsidiaries has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of

1986, as amended (the “Code”), and (ii) none of the Company, any of its subsidiaries nor any member of their respective “Controlled Groups” (defined as any trade or business, whether or not incorporated, that would be regarded as a single employer with the Company under Section 414 of the Code) (x) has ever sponsored, maintained, contributed to or has had any obligation to contribute to, any employee benefit plan that is subject to Title IV of ERISA or any “multiemployer plan” as defined in Section 3(37) of ERISA or (y) has incurred, or reasonably expects to incur, any liability under Title IV of ERISA.

(ee) The financial statements included or incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“U.S. GAAP”) applied on a consistent basis throughout the periods covered thereby except for any normal year-end adjustments in the Company’s quarterly financial statements. The other financial information included or incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby. The statistical, industry-related and market-related data included or incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate and such data is consistent with the sources from which they are derived, in each case in all material respects.

(ff) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules incorporated by reference in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(gg) Except as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, the Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(hh) Except as described in the Registration Statement, the Time of Sale Prospectus or the Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(ii) The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which, singly or in the aggregate, has had (nor do the Company or any of its subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its subsidiaries and which could reasonably be expected to have) a material adverse effect on the Company and its subsidiaries, taken as a whole.

(jj) The Company is an “emerging growth company,” as defined in Section 2(a)(19) of the Securities Act (an “Emerging Growth Company”).

(kk) The Company (i) has not alone engaged in any Testing-the-Waters Communication (as defined below) with any person other than Testing-the-Waters Communications with the consent of the Representatives with entities that are reasonably believed to be qualified institutional buyers as defined in Rule 144A under the Securities Act or institutions that are reasonably believed to be accredited investors within the meaning of Rule 501 under the Securities Act and

(ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act other than those listed on Schedule IV hereto. “Testing-the-Waters Communication” means any communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the Securities Act.

(ll) As of 6:30 p.m., New York City time on the date hereof, none of (A) the Time of Sale Prospectus, (B) any free writing prospectus, when considered together with the Time of Sale Prospectus, and (C) any individual Testing-the-Waters Communication, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2. Representations and Warranties of the Selling Shareholders. Each Selling Shareholder represents and warrants to, and agrees with, each of the Underwriters that:

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(b) The execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement will not contravene (i) any provision of applicable law, (ii) the organizational documents or partnership agreements of such Selling Shareholder, or other applicable governing document, (iii) any agreement or other instrument binding upon such Selling Shareholder or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, except in the case of clauses (i), (iii) and (iv), as would not, individually or in the aggregate, reasonably be expected to have a materially adverse effect on the ability of the Selling Shareholders to consummate the transactions contemplated by this Agreement (a “Selling Shareholder Material Adverse Effect”). Further, no consent, approval, authorization or order of, or qualification with, any governmental body, agency or court is required for the performance by such Selling Shareholder of its obligations under this Agreement that, if not obtained, would not, individually or in the aggregate reasonably be expected to have a Selling Shareholder Material Adverse Effect or which may be required by the applicable securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(c) Such Selling Shareholder has, and on the Closing Date and the Option Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Shares to be sold by such Selling Shareholder on such date free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares.

(d) Upon payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim” (within the meaning of Section 8-105 of the UCC) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be successfully asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its organizational documents, partnership agreements and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(e) Such Selling Shareholder has delivered to the Representatives an executed lock-up agreement in substantially the form attached hereto as Exhibit A (the “Lock-up Agreement”).

(f) Such Selling Shareholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of the Shares.

(g) To the extent that any statements or omissions made in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with the written information relating to such Selling Shareholder furnished to the Company by such Selling Shareholder expressly for use therein, such Registration Statement, the Time of Sale Prospectus, the Prospectus and any further amendments or supplements thereto do not and will not contain any untrue statement of a material fact or omit to state any material fact (in the case of the Registration Statement, required to be stated therein) or necessary to make the statements therein (in the case of any Prospectus, in the light of the circumstances under which they were made) not misleading; it being understood and agreed that the only such information furnished by such Selling Shareholder to the Company consists of (A) the legal name, address and the number of Shares beneficially owned by such Selling Shareholder before and after the offering and (B) the other information with respect to such Selling Shareholder (excluding percentages) which appear in the table (and corresponding footnotes) under the caption “Selling Stockholders” in the Prospectus (the “Selling Shareholder Information”).

(h) (i) None of such Selling Shareholder, any of its subsidiaries, or any director or officer thereof, or, to the knowledge of such Selling Shareholder, any employee, agent, representative, or affiliate thereof, is a Person that is, or is owned or controlled by one or more Persons that are:

(A) the subject or target of any Sanctions, or

(B) located, organized or resident in a country or territory that is the subject or target of Sanctions (including, without limitation, the so-called Donstsk People’s Republic, the so-called Luhansk People’s Republic, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria).

(ii) Such Selling Shareholder will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject or target of Sanctions, except to the extent permitted for a Person required to comply with Sanctions; or

(B) in furtherance of any offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Money Laundering Laws or any applicable anti-bribery or anti-corruption laws.

Provided that this Section 2(h)(ii) shall not apply with respect to the distribution of the proceeds of the offering to any of such Selling Shareholder’s direct or indirect limited partners once such proceeds are no longer under the control of such Selling Shareholder if prior to such distribution such Selling Shareholder has no knowledge that such proceeds will be used for any of the foregoing purposes.

(i) Such Selling Shareholder has been duly organized and is validly existing and in good standing (or foreign equivalent) under the laws of its jurisdiction of organization, with power and authority (corporate and other) to enter into this Agreement.

(j) The obligations of the Selling Shareholders hereunder shall not be terminated by operation of law, in the case of a partnership or corporation, by the dissolution of such partnership, limited liability company or corporation, or by the occurrence of any other event; if any such partnership, limited liability company or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares to be sold by such Selling Shareholder hereunder, certificates representing the Shares to be sold by such Selling Shareholder hereunder shall be delivered by or on behalf of the Selling Shareholders in accordance with the terms and conditions of this Agreement.

3. Agreements to Sell and Purchase. Each Selling Shareholder, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, hereby agrees, severally and not jointly, to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the terms and conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Selling Shareholder at $14.40 a share (the “Purchase Price”) the number of Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Shares to be sold by such Selling Shareholder as the number of Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Shares.

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each Selling Shareholder, hereby agrees, severally and not jointly, as and to the extent indicated in Schedule I hereto, to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to an aggregate of 1,500,000 Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares or later than ten business days after the date of such notice. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

4. Terms of Public Offering. The Company and the Selling Shareholders are advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in the Representatives’ judgment is advisable. The Company and the Selling Shareholders are further advised by the Representatives that the Shares are to be offered to the public initially at $15.00 a share (the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of $0.36 a share under the Public Offering Price.

5. Payment and Delivery. Payment for the Firm Shares to be sold by each Selling Shareholder shall be made to each such Selling Shareholder in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on May 12, 2023, or at such other date and time as the Representatives, the Company and the Selling Shareholders may agree upon in writing. The time and date of such payment are hereinafter referred to as the “Closing Date.”

Payment for any Additional Shares to be sold by each Selling Shareholder shall be made to each such Selling Shareholder in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other date and time as the Representatives, the Company and the Selling Shareholders may agree upon in writing for each applicable Option Closing Date.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Representatives shall request not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to the Representatives on the Closing Date or Option Closing Date, as the case may be, for the respective accounts of the several Underwriters. The Purchase Price payable by the Underwriters shall be reduced by (i) any transfer taxes paid by, or on behalf of, the Underwriters in connection with the transfer of the Shares to the Underwriters duly paid and (ii) any withholding required by law.

6. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission;

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the debt securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act; and

(iii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the Representatives’ judgment, is material and adverse and that makes it, in the Representatives’ judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Sections 6(a)(i) and 6(a)(ii) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date; and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

The officer or officers signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date (i) an opinion and (ii) a negative assurance letter of Kirkland & Ellis LLP (“Kirkland & Ellis”), outside counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(d) The Underwriters shall have received on the Closing Date an opinion of Kirkland & Ellis, outside counsel for the Selling Shareholders, dated the Closing Date in form and substance reasonably satisfactory to the Representatives.

(e) The Underwriters shall have received on the Closing Date an opinion of Maples & Calder (Cayman) LLP (“Maples”), outside counsel for the Selling Shareholders, dated the Closing Date in form and substance reasonably satisfactory to the Representatives.

(f) The Underwriters shall have received on the Closing Date (i) an opinion and (ii) a negative assurance letter of Davis Polk & Wardwell LLP (“Davis Polk”), counsel for the Underwriters, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

The opinion and negative assurance letter of Kirkland & Ellis described in Section 6(c) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Representatives, from PricewaterhouseCoopers LLP, an independent registered public accounting firm, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(h) The Underwriters shall have received, on each of the date hereof and the Closing Date, a certificate dated the date hereof or the Closing Date, as the case may be, and signed by the chief financial officer of the Company, in her capacity as such and not in her personal capacity, with respect to certain financial and accounting information in the Registration Statement, the Time of Sale Prospectus and the Prospectus, in form and substance reasonably satisfactory to the Representatives.

(i) The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between the Representatives and certain securityholders, officers and directors of the Company listed in Schedule V hereto relating to restrictions on sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Representatives on or before the date hereof (the “Lock-up Agreements”), shall have been obtained, be in full force and effect on the Closing Date.

(j) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of each Selling Shareholder, to the effect that the representations and warranties of such Selling Shareholder contained in this Agreement are true and correct as of the Closing Date; and that such Selling Shareholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

(k) The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of the following:

(i) a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 6(b) hereof remains true and correct as of such Option Closing Date;

(ii) an opinion and negative assurance letter of Kirkland & Ellis, outside counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion and negative assurance letter required by Section 6(c) hereof;

(iii) an opinion of Kirkland & Ellis, outside counsel for the Selling Shareholders, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(d) hereof;

(iv) an Opinion of Maples, outside counsel for the Selling Shareholders, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by section 6(e) hereof;

(v) an opinion and negative assurance letter of Davis Polk, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion and negative assurance letter required by Section 6(f) hereof;

(vi) a letter dated the Option Closing Date, in form and substance satisfactory to the Representatives, from PricewaterhouseCoopers LLP, an independent registered public accounting firm, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 6(g) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off date” not earlier than two business days prior to such Option Closing Date;

(vii) a certificate, dated the Option Closing Date and signed by the chief financial officer of the Company, substantially in the same form and substance as the certificate delivered to the Underwriters pursuant to Section 6(h) hereof;

(viii) a certificate, dated the Option Closing Date and signed by an executive officer of each Selling Shareholder, substantially in the same form and substance as the certificate delivered to the Underwriters pursuant to Section 6(j) hereof; and

(ix) such other documents as the Representatives may reasonably request with respect to the good standing of the Company and its subsidiaries, the due authorization and sale of the Additional Shares to be sold on such Option Closing Date and other matters related to the sale of such Additional Shares.

7. Covenants of the Company. The Company covenants with each Underwriter as follows, as applicable:

(a) To furnish to the Representatives, without charge, five signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) and, for delivery to each other Underwriter, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits thereto but including documents incorporated by reference) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.

(b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c) To furnish to the Representatives a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Representatives reasonably object.

(d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale

Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters, the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request; provided, however, that nothing contained herein shall require the Company to qualify to do business in any jurisdiction, to execute or file a general consent to service of process in any jurisdiction or to subject itself to taxation in any jurisdiction in which it is not otherwise subject.

(h) To make generally available to the Company’s security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(i) The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Securities Act and (ii) completion of the Restricted Period (as defined in this Section 7).

(j) If at any time following the distribution of any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act there occurred or occurs an event or development as a result of which such Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(k) If by the third anniversary of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriters, the Company will file, if it has not already done so and, a new shelf registration statement and to take any other action necessary to permit the public offering of the Shares to continue without interruption; references herein to the Registration Statement shall include the new automatic registration statement declared effective by the Commission.

(l) If requested by the Representatives, to prepare a final term sheet relating to the offering of the Shares, containing only information that describes the final terms of the offering in a form consented to by the Representatives, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Shares.

(m) The Company will deliver to each Underwriter (or its agent), on or prior to the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

(n)

(i) The Company also covenants with each Underwriter that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period ending 60 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

(ii) The restrictions contained in the preceding paragraph shall not apply to (A) [reserved], (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof as described in each of the Time of Sale Prospectus and Prospectus, or (C) the issuance of shares, and options to purchase shares, of Common Stock and restricted stock units pursuant to stock option plans, stock purchase or other equity incentive plans described in the Time of Sale Prospectus and the Prospectus, as those plans are in effect on the date of this Agreement or the Closing Date, as applicable, or the sale of shares of Common Stock for the purpose of satisfying any actual or estimated withholding taxes (including estimated taxes) as a result of such options or vesting of such restricted stock units or other equity awards under such equity incentive plans, (D) the sale or issuance of or entry into an agreement providing for the sale or issuance of Common Stock or securities convertible into, exercisable for or which are otherwise exchangeable for or represent the right to receive Common Stock in connection with (x) the acquisition by the Company or any of its subsidiaries of the securities, business, technology, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, and the issuance of any Common Stock or securities convertible into, exercisable for or which are otherwise exchangeable for or represent the right to receive Common Stock pursuant to any such agreement or (y) the Company’s joint ventures, commercial relationships and other strategic transactions, provided that the aggregate number of shares of Common Stock securities convertible into, exercisable for or which are otherwise exchangeable for or represent the right to receive Common Stock that the Company may sell or issue or agree to sell or issue pursuant to this subsections (x) and (y) of clause (D) shall not exceed an aggregate of 15.0 % of the total number of shares of Common Stock outstanding as of the Closing Date immediately following the completion of the transactions contemplated by this Agreement to be completed as of that date, including the Transactions, and provided further that all recipients of any such securities shall enter into a “lock-

up” agreement, substantially in the form of Exhibit A hereto covering the remainder of the Restricted Period, (E) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period, or (F) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any compensation benefit plan described in clause (C).

8. Covenants of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, covenants with each Underwriter as follows:

(a) Each Selling Shareholder will deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-8 (or other applicable form or statement specified by the IRS in lieu thereof).

(b) Each Selling Shareholder will deliver to each Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed certificate satisfying the beneficial ownership due diligence requirements of the Financial Crimes Enforcement Network, together with copies of identifying documentation, and each Selling Shareholder undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing certificate.

9. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and the Selling Shareholders’ counsel in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time required by Rule 456(b)(1), if applicable), all documented printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the documented cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum; provided that the amount payable by the Company with respect to fees and disbursements of counsel for the Underwriters pursuant to this subsection (iii) shall not exceed $10,000, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by FINRA; provided that the amount payable by the Company with respect to fees and disbursements of counsel for the Underwriters pursuant to this subsection (iv) shall not exceed $35,000, (v) the costs and charges of any transfer agent, registrar or depositary, (vi) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company and reasonable travel and lodging expenses of the representatives and officers of the Company and any such consultants, and, to the extent applicable, the 50% of the cost of any aircraft chartered in connection with the road show (with the Underwriters paying the remaining 50% of the cost of such aircraft), (vii) the document production charges and expenses associated with printing this Agreement and (viii) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that (a) each Selling Shareholder will pay or cause to be paid all costs and expenses incident to the sale and delivery of the Shares to be sold by such Selling Shareholder to the Underwriters hereunder which are not otherwise specifically provided for in this Section 9, including all transfer taxes incident to the sale and delivery of the Shares to be sold by such Selling Shareholder to the Underwriters hereunder, and (b) except as provided in this Section 9, Section 11 entitled “Indemnity and Contribution” and the last paragraph of Section 14 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make, provided that, in connection with clause (a), the Selling Shareholders agree to reimburse the Underwriters for any transfer tax and/or associated costs if the New York state stock transfer tax payment is not rebated on the day of the payment.

The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Shareholders may otherwise have for the allocation of such expenses among themselves.

10. Covenants of the Underwriters. Each Underwriter, severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

11. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless (i) the Selling Shareholders and (ii) each Underwriter, its directors, officers and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter participating in the offering within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any “road show” as defined in Rule 433(h) under the Securities Act (a “road show”), the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with, as applicable, (i) the Selling Shareholder Information or (ii) any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters through the Representatives consists of the information described as such in paragraph (c) below.

(b) The Selling Shareholders, severally and not jointly, agree to indemnify and hold harmless each Underwriter, its directors, officers and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter participating in the offering within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show, the Prospectus or any amendment or supplement thereto, or any Testing-the-Waters Communication or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any Selling Shareholder Information furnished to the

Company in writing by such Selling Shareholder expressly for the use therein; provided, however, that the liability of each Selling Shareholder pursuant to this subsection (b) shall not exceed the product of (i) the number of shares sold by such Selling Shareholder and (ii) the per share proceeds (net of any underwriting discounts and commissions but before deducting expenses) from the sale of the Shares sold by such Selling Shareholder as set forth in the Prospectus.

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of the Selling Shareholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriters, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus, road show, or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the following information under the caption “Underwriters” in the Time of Sale Prospectus and the Prospectus: the concession and reallowance figures in the sixth paragraph, the information regarding stabilization and short positions in the twelfth paragraph and the information regarding internet distributions in the fourteenth paragraph (the “Underwriter Information”).

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 11(a), 11(b) or 11(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable and documented fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed in writing to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or one party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the other party or (iii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such reasonable and documented fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the Selling Shareholders. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable and documented fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

(e) To the extent the indemnification provided for in Section 11(a), 11(b) or 11(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i)in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 11(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 11(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Selling Shareholders and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company and the Selling Shareholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 11 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(f) Each of the Company, the Selling Shareholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 11(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 11(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 11, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and (ii) the contribution by any Selling Shareholder pursuant to this subsection (f) shall not exceed the Selling Shareholder Proceeds for each such Selling Shareholder (without duplication of any amounts such Selling Shareholder is obligated to pay under subsection (a) above). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 11 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 11 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, the directors, officers, employees and agents of each Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, by or on behalf of any Selling Shareholder or any person controlling any Selling Shareholder, or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

(h) The Selling Shareholders’ obligations in this Section 11 to indemnity and to contribute are several and not joint.

12. Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to or on the Closing Date or any Option Closing Date, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.

13. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 13 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representatives, the Company and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either the Representatives, the Company or the relevant Selling Shareholder shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or any Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any of the Company or Selling Shareholder shall be unable to perform their obligations under this Agreement, the Company and the Selling Shareholders will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

14. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Shareholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.

(b) The Company and each Selling Shareholder acknowledge that in connection with the offering of the Shares: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Company, any of the Selling Shareholders or any other person, (ii) the Underwriters owe the Company and each Selling Shareholder only those duties and obligations set forth in this Agreement, any contemporaneous written agreements and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Underwriters may have interests that differ from those of the Company and each Selling Shareholder and (iv) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company and each Selling Shareholder waive to the full extent permitted by applicable law any claims that the Company and each Selling Shareholder may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

(c) Each Selling Shareholder further acknowledges and agrees that, although the Underwriters may provide certain Selling Shareholders with certain Regulation Best Interest and Form CRS disclosures or other related documentation in connection with the offering, the Underwriters are not making a recommendation to any Selling Shareholder to participate in the offering or sell any Shares at the Purchase Price, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

15. Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b);

or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

16. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

17. Applicable Law. This Agreement, and any claim, controversy or dispute arising under or related to this Agreement, shall be governed by and construed in accordance with the internal laws of the State of New York. The Company and each Selling Shareholder irrevocably submit to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Time of Sale Prospectus, the Prospectus, the Registration Statement or the offering of the Shares (each, a “Related Proceeding”). The Company and each Selling Shareholder irrevocably waive, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company or any Selling Shareholder has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company or such Selling Shareholder, as the case may be, irrevocably waive, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

18. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

19. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives in care of Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; and in care of Jefferies LLC, 520 Madison Avenue, New York, New York 10022; Attention: General Counsel; if to the Company shall be delivered, mailed or sent to the Company at Integral Ad Science Holding Corp., 99 Wall Street, #1950, New York, NY 10005, Attention: Chief Human Resources Officer; and if to the Selling Shareholders shall be delivered, mailed or sent to the address indicated on Schedule I hereto.

[Signature Pages Follow]

Very truly yours, INTEGRAL AD SCIENCE HOLDING CORP.

By:	/s/ Lisa Utzschneider
Name: Lisa Utzschneider
Title: Chief Executive Officer

VISTA EQUITY PARTNERS FUND VI, L.P. By: Vista Equity Partners Fund VI GP, L.P. Its: General Partner By: VEPF VI GP, Ltd. Its: General Partner

By:	/s/ Robert F. Smith
Name: Robert F. Smith
Title: Director

VISTA EQUITY PARTNERS FUND VI-A, L.P. By: Vista Equity Partners Fund VI GP, L.P. Its: General Partner By: VEPF VI GP, Ltd. Its: General Partner

By:	/s/ Robert F. Smith
Name: Robert F. Smith
Title: Director

[Signature page to Underwriting Agreement]

VEPF VI FAF, L.P. By: Vista Equity Partners Fund VI GP, L.P. Its: General Partner By: VEPF VI GP, Ltd. Its: General Partner

By:	/s/ Robert F. Smith
Name: Robert F. Smith
Title: Director

[Signature page to Underwriting Agreement]

Accepted as of the date hereof MORGAN STANLEY & CO. LLC JEFFERIES LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

MORGAN STANLEY & CO. LLC

By:	/s/ Daniel Tay
Name: Daniel Tay
Title: Executive Director

JEFFERIES LLC

By:	/s/ Cully Davis
Name: Cully Davis
Title: Managing Director

[Signature page to Underwriting Agreement]

Schedule I

Selling Shareholder	Number of Firm Shares To Be Sold	Number Of Additional Shares To be Sold If Maximum Option Exercised
Vista Equity Partners Fund VI, L.P.	6,187,078	928,062
Vista Equity Partners Fund VI-A, L.P.	3,737,633	560,645
VEPF VI FAF, L.P.	75,289	11,293

Total:	10,000,000	1,500,000

Notices for each of Vista Equity Partners Fund VI, L.P., Vista Equity Partners Fund VI-A, L.P. and VEPF VI FAF, L.P.:

Vista Equity Partners Management, LLC

4 Embarcadero Center, 20th Floor,

San Francisco, CA 94111

Email: *****; *****; *****

with a copy that shall not constitute notice to:

Kirkland & Ellis LLP

Robert E. Goedert, P.C.

Michael P. Keeley, P.C.

Craig J. Garvey

300 North LaSalle

Chicago, IL 60654

Email: *****@kirkland.com; *****@kirkland.com;

*****@kirkland.com

Schedule I-1

SCHEDULE II

Underwriter	Number of Firm Shares To Be Purchased	Number of Additional Shares To Be Purchased If Maximum Option Exercised
Morgan Stanley & Co. LLC	2,950,000	442,500
Jefferies LLC	2,550,000	382,500
Barclays Capital Inc.	900,000	135,000
Wells Fargo Securities, LLC	800,000	120,000
Evercore Group L.L.C.	700,000	105,000
Oppenheimer & Co. Inc.	400,000	60,000
Raymond James & Associates, Inc.	400,000	60,000
Stifel, Nicolaus & Company, Incorporated	400,000	60,000
BMO Capital Markets Corp.	200,000	30,000
KeyBanc Capital Markets Inc.	200,000	30,000
Scotia Capital (USA) Inc.	200,000	30,000
Academy Securities, Inc.	150,000	22,500
Blaylock Van, LLC	100,000	15,000
C.L. King & Associates, Inc.	50,000	7,500

Total:	10,000,000	1,500,000

Schedule II-1

SCHEDULE III

Time of Sale Prospectus

1.	Basic Prospectus dated 9, 2023 included in the Registration Statement relating to the Shelf Securities.

2.	Free Writing Prospectus dated 9, 2023 relating to the Shares

3.	Orally communicated pricing information:

Firm Shares:	10,000,000
Additional Shares:	1,500,000
Public Offering Price:	$15.00 per share

Schedule III-1

SCHEDULE IV

Written Testing-the-Waters Communication

None.

Schedule IV-1

SCHEDULE V

Lock-Up Parties

Bridgette Heller
Brooke Nakatsukasa
Christina Lema
Jill Putman
Lisa Utzschneider Tania Secor Anil Sukumaran
Martin Taylor
Michael Fosnaugh
Otto Berkes
Rod Aliabadi
Tom Sharma
Vista Equity Partners Fund VI, L.P.
Vista Equity Partners Fund VI-A, L.P.
VEPF VI FAF, L.P.

Schedule V-1

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

May 9, 2023

Morgan Stanley & Co. LLC

Jefferies LLC

c/o	Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

c/o	Jefferies LLC

520 Madison Avenue

New York, NY 10022

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC and Jefferies LLC (the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Integral Ad Science Holding Corp., a Delaware corporation (the “Company”), and certain selling shareholders named therein (the “Selling Shareholders”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of shares (the “Shares”) of the common stock, par value $0.001 per share, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 60 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock (“Lock-Up Securities”) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common

Exhibit A-1

Stock or such other securities, in cash or otherwise. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any Lock-Up Securities, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned.

The foregoing shall not apply to (a) transactions relating to shares of Common Stock acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock acquired in such open market transactions, (b) transfers of shares of Lock-Up Securities (i) as a bona fide gift, (ii) to any immediate family member of the undersigned, or any of its affiliates, or any trust for the direct or indirect benefit of the undersigned, or any of its affiliates (for the purposes of this agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin), (iii) to a corporation, partnership, limited liability company, trust or other entity of which the undersigned, or any of its affiliates, and the immediate family of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests, or (iv) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iii) above, (c) transfers of Lock-Up Securities to (i)(A) a partner, member or stockholder, as the case may be, of such partnership, limited liability company or corporation, (B) any wholly-owned subsidiary of the undersigned, (C) an affiliate (as such term is defined in Rule 405 of the Securities Act of 1933, as amended) of the undersigned or (D) if a transferee referred to in clauses (A) through (C) above is not a natural person, any direct or indirect partner, member or shareholder of such transferee until the Lock-Up Securities come to be held by a natural person; provided that in the case of any transfer pursuant to clause (b)(ii) or (b)(iv) (to the extent the transfer is to a transferee referred to in (b)(i) or (b)(ii)), each donee or transferee shall sign and deliver a lock-up agreement substantially in the form of this agreement and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period (other than a filing on a Form 5 that shall clearly indicate in the footnotes thereto the nature and conditions of such transfer, that such transfer is not for value and that the Lock-Up Securities subject to such transfer remain subject to restrictions set forth herein), provided further that in the case of any transfer or distribution pursuant to clause (b)(i), (b)(iii), (b)(iv) (to the extent the transfer is to a transferee referred to in (b)(iii)) or (c), (i) each transferee or distributee shall sign and deliver a lock-up agreement substantially in the form of this agreement, provided that with respect to any related series of transfers or distributions to transferees or distributees otherwise permitted under such clauses that are deemed to occur simultaneously, only the ultimate transferee or distributee in such series shall be required to sign and deliver such a lock-up agreement and (ii) if the undersigned is required to file a report under Section 16(a) of the Exchange Act reporting such transfer during the Restricted Period, the undersigned shall clearly indicate in the footnotes thereto the nature and conditions of such transfer, that such transfer is not for value and that the Lock-Up Securities subject to

Exhibit A-2

such transfer remain subject to restrictions set forth herein; (d) (i) any sale of Common Stock pursuant to a 10b5-1 Plan established prior to the date hereof, provided that to the extent a public announcement or filing under the Exchange Act is required or voluntarily made by or on behalf of the undersigned or the Company regarding sales made under such plan during the Restricted Period, such announcement or filing shall include a statement to the effect that the sale of the Common Stock are being made pursuant to the undersigned’s 10b5-1 Plan established prior to the date hereof, and (ii) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (x) such plan does not provide for the transfer of Common Stock during the Restricted Period and (y) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period; (e) transfer of Lock-Up Securities pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction or transactions made to all or substantially all holders of the Company’s Common Stock and approved by the board of directors of the Company the result of which is that any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act), shall or would become, after giving effect to such transaction or transactions, the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the total voting power of the voting securities of the Company), provided that in the event that such tender offer, merger, consolidation or other such transaction or transactions shall not be completed, the undersigned’s Lock-Up Securities shall remain subject to the provisions of this agreement during the Restricted Period; (f)(i) as a result of the operation of law, or pursuant to an order of a court (including a domestic order, divorce settlement, divorce decree or separation agreement) or regulatory agency or (ii) by will, other testamentary document or intestate succession, provided that no filing by the undersigned or any party (transferor or transferee) under the Exchange Act, or other public announcement, shall be required or shall be voluntarily made in connection with any such transfer during the Restricted Period (other than a filing on a Form 5 that shall disclose that such transfer was a result of the operation of law, or pursuant to an order of a court or regulatory agency or by will, other testamentary document or intestate succession); (g) the repurchase of Lock-Up Securities by the Company pursuant to equity award agreements or other contractual arrangements providing for the right of said repurchase in connection with the termination of the undersigned’s employment or service with the Company, provided that no filing by the undersigned under the Exchange Act, or other public announcement, shall be voluntarily made in connection with any such transfer, and if the undersigned is required to file a report under the Exchange Act related thereto during the Restricted Period, such report shall disclose that such transfer was a result of the repurchase of the Lock-Up Securities or such other securities by the Company pursuant to equity award agreements or other contractual arrangements in connection with the termination of the undersigned’s employment or service with the Company; (h) pursuant to the exercise of an option to purchase Lock-Up Securities in connection with the termination or expiration of such option pursuant to its terms, provided that (1) such option was granted pursuant to a

Exhibit A-3

Company stock option plan or other equity incentive plan described in the registration statement on Form S-3 or any Prospectus or preliminary prospectus related to the Public Offering, (2) any Lock-Up Securities received upon such exercise shall be subject to the terms of this agreement and (3) no filing by the undersigned or any party (transferor or transferee) under the Exchange Act, or other public announcement shall be voluntarily made in connection with any such transfer, and if the holder is required to file a report under the Exchange Act related thereto during the Restricted Period, such report shall disclose that such transfer was a result of the exercise of option expiring or terminating in accordance with their terms and does not result in any aggregate reduction in the beneficial ownership; (i) any transfer or disposition (x) to the Company for payment of the exercise price, on a “cashless” or “net exercise” basis, of any option to purchase Lock-Up Securities granted by the Company pursuant to stock option or equity incentive plans described in the Prospectus, or (y) for the purpose of satisfying any withholding taxes (including estimated taxes) due as a result of (a) the exercise of any option to purchase Lock-Up Securities or (b) the vesting of any RSUs or other equity awards granted by the Company pursuant to stock option or equity incentive plans described in the Prospectus, including the disposition of Lock-up Securities or the withholding of the Lock-up Securities in connection with a “sell to cover” transaction to satisfy applicable tax withholding obligations or otherwise to satisfy the payment of actual or estimated taxes due with respect to the vesting of RSUs or other equity awards described in this prospectus or documents incorporated by reference, provided that no filing by the undersigned or any party (transferor or transferee) under the Exchange Act, or other public announcement, shall be voluntarily made in connection with any such transfer, and if the undersigned is required to file a report under the Exchange Act related thereto during the Restricted Period, such report shall disclose that such transfer was a result of a “sell to cover” transaction or the exercise, on a “cashless” or “net exercise” basis, of any option to purchase Lock-Up Securities granted by the Company pursuant to stock option or equity incentive plans described in the Prospectus, or for the purpose of satisfying any withholding taxes (including estimated taxes) due as a result of the exercise of any option to purchase Securities or the vesting of any equity awards granted by the Company pursuant to stock option or equity incentive plans described in the Prospectus or (k) the sale of Shares by the Selling Shareholders to the Underwriters pursuant to the Underwriting Agreement. In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Exhibit A-4

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

The undersigned hereby consents to receipt of this agreement in electronic form and understands and agrees that this agreement may be signed electronically. In the event that any signature is delivered by facsimile transmission, electronic mail, or otherwise by electronic transmission evidencing an intent to sign this agreement, such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this agreement by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This agreement shall automatically terminate and be of no further effect upon the earliest to occur, if any, of: (i) the date that the Company advises the Representatives in writing prior to the execution of the Underwriting Agreement that it has determined not to proceed with the Public Offering, (ii) the date that the Underwriting Agreement (other than the provisions thereof that survive termination) terminates or is terminated prior to payment for and delivery of any Shares to be sold thereunder, and (iii) August 31, 2023, in the event that the Underwriting Agreement has not been executed on or before that date.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

(Signature Page to Follow)

Exhibit A-5

Very truly yours,

(Name)

(Authorized Signature)

(Title)

(Address)

Signature Page to Lock-Up Agreement (May 2023 Secondary Offering)